EXHIBIT 99.1

Berkeley Lights Reports Fourth Quarter and Full Year 2022 Financial Results

EMERYVILLE, Calif. February 23, 2023 – Berkeley Lights, Inc. (Nasdaq: BLI), a life sciences tools company, today reported financial results for the fourth quarter and full year ended December 31, 2022.

Recent Highlights

•Achieved revenue of $78.6 million for the full year 2022, representing an 8% decrease over the prior year;

•Announced the acquisition agreement of IsoPlexis to create a premier functional cell biology company, PhenomeX, when the merger closes, would accelerate the transformation of Berkeley Lights from a technology platform company into a growing, profitable, and sustainable life sciences company;

•Launched Beacon Select™, a new optofluidic system for cell line development, to increase customer accessibility and affordability; and

•Launched the Opto® Memory B Discovery Rabbit workflow to expand the diversity of antibodies customers can discover on the Beacon Platform.

“It was a transformational year in 2022 for Berkeley Lights as we made significant changes across the business and made important progress on the execution of our strategic plan," said Siddhartha Kadia, Ph.D., chief executive officer of Berkeley Lights. "While our revenue this quarter was impacted by ongoing initiatives to reshape our business model as well as the timing of Beacon platform placements and decline in Partnerships & Services revenue, we are confident we are laying the foundation for future growth. We remain focused on the pending acquisition of IsoPlexis, expected to close in the first quarter of 2023, completing and accelerating the timeline to achieve positive operating cash flow by the end of 2024.”

Quarterly Financial Results

	Three Months Ended December 31,
(in thousands, except per share data)	2022	2021
	(unaudited)	(unaudited)
Revenue	$17,841	$23,186
Gross profit	12,003	15,959
Gross margin %	67%	69%
Operating expenses	41,701	33,770
Loss from operations	(29,698)	(17,811)
Net loss	(29,301)	(17,732)
Net loss attributable to common stockholders per share, basic and diluted	(0.41)	(0.26)
Total stock-based compensation	5,055	5,137

Annual Financial Results

	Year Ended December 31,
(in thousands, except per share data)	2022	2021

Revenue	$78,595	$85,388
Gross profit	53,781	56,551
Gross margin %	68%	66%
Operating expenses	151,835	127,340
Loss from operations	(98,054)	(70,789)
Net loss	(98,040)	(71,724)
Net loss attributable to common stockholders per share, basic and diluted	(1.42)	(1.08)
Total stock-based compensation	22,194	21,222

2023 Guidance Outlook

Berkeley Lights will not provide revenue guidance for the full year 2023 at this time, pending the anticipated close of the acquisition of IsoPlexis.

Webcast and Conference Call Information
Berkeley Lights will host a conference call to discuss the fourth quarter and full year 2022 financial results after market close on Thursday, February 23, 2023 at 1:30 p.m. Pacific Time 4:30 p.m. Eastern Time. A webcast of the conference call can be accessed at http://investors.berkeleylights.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Berkeley Lights

Berkeley Lights is a leading life sciences tools company focused on enabling and accelerating the rapid development and commercialization of biotherapeutics and other cell-based products. The Berkeley Lights Platform captures deep phenotypic, functional, and genotypic information for thousands of single cells in parallel and can also deliver the live biology customers desire in the form of the best cells. Our platform is a fully integrated, end-to-end solution, comprised of advanced automation systems, proprietary consumables, including our OptoSelect® chips and reagent kits, and advanced application and workflow software. We developed the Berkeley Lights Platform to provide the most advanced environment for functional testing of single cells and provide customers local access to functional cell biology for developing cell-based products on a global scale.

Berkeley Lights’ Beacon® and Lightning® systems and Culture Station™ instrument are: FOR RESEARCH USE ONLY. Not for use in diagnostic procedures.

Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding expectations of future operating results or financial performance, including our proposed acquisition of IsoPlexis and the related expected benefits therefrom, the timing of the proposed acquisition of IsoPlexis, management's estimates and expectations regarding growth of our business and market, including statements regarding transforming Berkeley Lights from a technology platform company into a growing, profitable and sustainable life sciences tools and services company and the impact of the pending acquisition of IsoPlexis on the timing for achieving positive operating cash flow and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including: our ability to implement our strategies for improving growth; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the failure to timely develop and achieve market acceptance of new products and services as well as existing products and services offerings; our limited operating history; our history of losses since inception; and general market, political, economic, and business conditions, including those related to the continuing impact of COVID-19 and geopolitical uncertainty. Additional risks and uncertainties are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Participants in the Solicitation
Berkeley Lights, IsoPlexis and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction between Berkeley Lights and IsoPlexis under the rules of the SEC. Information regarding Berkeley Lights’ directors and executive officers is set forth in Berkeley Lights’ Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2022, and in certain of Berkeley Lights’ Current Reports on Form 8-K. To the extent holdings of Berkeley Lights’ securities by Berkeley Lights’s directors and executive officers have changed since the amounts set forth in such proxy statement, such changes have been reflected in the joint proxy statement/prospectus relating to the proposed transaction, which was filed with the SEC on February 13, 2023, or will be reflected on subsequent statements of beneficial ownership filed with the SEC. Information regarding IsoPlexis’ directors and executive officers is set forth in IsoPlexis’ revised Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2022, and in certain of IsoPlexis’ Current Reports on Form 8-K. To the extent holdings of IsoPlexis’ securities by IsoPlexis’ directors and executive officers have changed since the amounts set forth in such proxy statement, such changes have been reflected in the joint proxy statement/prospectus relating to the proposed transaction, which was filed with the SEC on February 13, 2023, or will be reflected on subsequent statements of beneficial ownership filed with the SEC. These documents can be obtained free of charge from the sources indicated below. Additional information regarding the interests of these participants is set forth in the joint proxy statement/prospectus relating to the proposed transaction, which was filed with the SEC on February 13, 2023.

Additional Information and Where to Find It
In connection with the proposed transaction between Berkeley Lights and IsoPlexis, Berkeley Lights and IsoPlexis have filed relevant materials with the SEC, including a Berkeley Lights registration statement on Form S‑4 that includes a joint proxy statement of Berkeley Lights and IsoPlexis that also constitutes a prospectus of Berkeley Lights. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT BERKELEY LIGHTS, ISOPLEXIS AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus, and other documents relating to the proposed transaction, can be obtained free of charge from the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from Berkeley Lights’ investor relations website at www.investors.berkeleylights.com or from IsoPlexis’ investor relations website at www.investors.isoplexis.com.

No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Press Contact
Media@berkeleylights.com

Investor Contact
IR@berkeleylights.com

Berkeley Lights, Inc.
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Revenue:
Product revenue	$13,742	$13,317	$48,930	$56,575
Service revenue	4,099	9,869	29,665	28,813
Total revenue	17,841	23,186	78,595	85,388
Cost of sales:
Product cost of sales	4,350	3,025	14,261	14,857
Service cost of sales	1,488	4,202	10,553	13,980
Total cost of sales	5,838	7,227	24,814	28,837
Gross profit	12,003	15,959	53,781	56,551
Operating expenses:
Research and development	8,478	15,796	53,207	58,553
Selling, general and administrative	30,768	17,974	95,115	68,787
Restructuring	2,455	—	3,513	—
Total operating expenses	41,701	33,770	151,835	127,340
Loss from operations	(29,698)	(17,811)	(98,054)	(70,789)
Other income (expense):
Interest expense	(230)	(229)	(910)	(1,171)
Interest income	718	33	1,270	175
Other income (expense), net	(37)	123	(246)	6
Loss before income taxes	(29,247)	(17,884)	(97,940)	(71,779)
Provision for (benefit from) income taxes	54	(152)	100	(55)
Net loss	$(29,301)	$(17,732)	$(98,040)	$(71,724)

Net loss attributable to common stockholders per share, basic and diluted	$(0.41)	$(0.26)	$(1.42)	$(1.08)
Weighted-average shares used in calculating net loss per share, basic and diluted	71,372,063	67,520,019	68,868,596	66,707,129

Berkeley Lights, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

Assets	December 31, 2022	December 31, 2021

Current assets:
Cash and cash equivalents	$86,522	$178,096
Short-term marketable securities	46,252	—
Trade accounts receivable	18,534	25,942
Inventory	18,861	14,547
Prepaid expenses and other current assets	6,783	11,985
Total current assets	176,952	230,570
Restricted cash	—	270
Property and equipment, net	23,847	27,992
Operating lease right-of-use assets	23,326	26,060
Other assets	1,969	2,361
Total assets	$226,094	$287,253
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$10,092	$8,198
Accrued expenses and other current liabilities	21,340	12,425
Current portion of notes payable	4,966	—
Deferred revenue	9,092	12,128
Total current liabilities	45,490	32,751
Notes payable, net of current portion	14,860	19,762
Deferred revenue, net of current portion	963	2,187
Lease liability, long-term	22,726	24,337
Total liabilities	84,039	79,037
Stockholders’ equity:
Convertible Preferred Stock	—	—
Common stock	4	4
Additional paid-in capital	503,708	471,820
Accumulated deficit	(361,648)	(263,608)
Accumulated other comprehensive loss	(9)	—
Total stockholders’ equity	142,055	208,216
Total liabilities and stockholders’ equity	$226,094	$287,253